IMPRESSIVE RUN-OF-MINE TEST RESULTS AT MIDWAY’S PAN PROJECT, NEVADA

September 17, 2013

Denver, Colorado – Midway Gold Corp. ("Midway" or the "Company") (MDW:TSX, MDW:NYSE-MKT) reports positive preliminary results from metallurgical test work on run-of mine (ROM) bulk samples at Pan. Observed gold recoveries of 92% after 58 days indicate gold recovery of the South Pan ore is not sensitive to crush size. These metallurgical results suggest the South Pan ore can be processed with ROM leaching and that a crusher installation and spend at Pan can be deferred for at least 18 to 24 months.

Ken Brunk, President and CEO of Midway states, “We are very excited by these new ROM test results. We saw indications in the 2010 pre-feasibility and 2011 feasibility column testing of South Pan ores that gold recovery seemed insensitive to crush size. However, due to permitting constraints we were unable to begin comprehensive ROM test work. Therefore, we elected to include crushers in the initial project, as we will need them for the North Pit ore regardless of South Pit design factors.

Since the November 2011 feasibility, we have continued to permit and test bulk samples of larger and larger particle size with favorable results. Our permitting team obtained permission from the BLM to conduct a trial blast in July at South Pan from which we could obtain true ROM ore for testing. Representative samples of the blasted ore were sent to Kappes-Cassidy & Associates (KCA) laboratories in Reno for leaching in large columns to simulate a ROM leaching operation. The duplicate 4 feet diameter columns are stacked with approximately 20,000 pounds of ROM ore each to a height of 15 feet and have already resulted in a gold recovery of 92% at 58 days. These excellent leaching results and leach kinetics are due to the fact that the rock is porous and permeable. In other words, the rock readily allows the leach solution to flow through the ore and to easily dissolve the gold.

The results of the large column tests lead the project team and management to conclude that ROM leaching is a viable option for South Pan. The excellent extraction of gold from the large-scale bulk sample also supports retaining the 85% recovery that is now confirmed by all the detailed test work to date. The size analysis of the large column test feed material is consistent with, and perhaps a bit coarser, than that from my experience with other ROM leaches on Carlin style formations. Midway will work with these large column results and use them to further refine our Pan project. Continued optimization of the mine plan will occur to ultimately dictate when the crushers will be needed.”

Test Details

Figure 1 below is a graph showing the gold recoveries from feasibility study and pre-feasibility study metallurgical test work. It shows that the percent gold recovery is essentially the same for particle sizes from one-half inch in size to 7 inches in size. These results were obtained from column leaching of drill core and from bulk samples gathered from backhoe-dug trenches on site.

Figure 2 shows the current in-progress gold recovery from the ROM tests that are being run at KCA labs. These tests are still leaching and will remain for approximately another 60 days to allow for the collection of additional design information. The particle size of the ore in the test columns ranges from 24 inches to less than 0.1 inches. The P-80 is 7.3 inches. This means that 80% of the ore is 7.3 inches or less in size. Also, only 15% the rock in the test columns is less than 0.1 inches. Test results are preliminary and final results could vary once final tailings are assayed.

Other Project Updates

The Pan project is in the final stages of the NEPA process. A Record of Decision is expected before year-end, which will be followed 30 days later by construction. Midway is targeting startup of operations in the third quarter of 2014.

Midway has engaged Sierra Partners as a financial advisor to evaluate and guide the Company in putting in place the balance of the financing needed to construct the Pan project. At the end of the second quarter the Company had a cash position of $65.8M and expects to have the remaining financing in place by year-end.

Figure 1. Pan South Area Gold Recoveries vs. Crush Size

Figure 2. Recovery vs. Leach Cycle in Days

Pan Gold Project, Nevada

The Pan project is an oxidized, Carlin-style gold deposit mineable by shallow open pit methods and treatable by heap leaching. A Feasibility Study was completed in November 2011. It shows the NPV of the project is robust at a range of gold prices, ranging from $123 million at $1,200/oz gold to $344 million $1,900/oz gold. The IRR grows from 32% to 79% using the same gold price range. Both are after-tax figures (see press release dated November 15, 2011.)

This release has been reviewed and approved for Midway by Deepak Molhatra (PhD Mineral Economics, MS Metallurgical Engineering), President of Resource Development, Inc., and a "qualified person" as that term is defined in NI 43-101.

ON BEHALF OF THE BOARD
"Kenneth A. Brunk"
Kenneth A. Brunk, Chairman, President and CEO

About Midway Gold Corp.

Midway Gold Corp. is a precious metals company with a vision to explore, design, build and operate gold mines in a manner accountable to all stakeholders while assuring return on shareholder investments. For more information about Midway, please visit our website at www.midwaygold.com or contact Jaime Wells, Investor Relations Analyst, at (877) 475-3642 (toll-free).

Neither the TSX Exchange, its Regulation Services Provider (as that term is defined in the policies of the TSX Exchange) nor the NYSE MKT accepts responsibility for the adequacy or accuracy of this release.

This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to, statements about the Company's intended work plans and resource estimates and potential offering of common shares of the Company from time to time. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation, risks related to the timing and completion of the Company's intended work plans, risks related to fluctuations in gold prices; uncertainties related to raising sufficient financing to fund the planned work in a timely manner and on acceptable terms; changes in planned work resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the interpretation of drilling results and other tests and the estimation of gold resources and reserves; the possibility that required permits may not be obtained on a timely manner or at all; the possibility that capital and operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates may not be achieved; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change.

Cautionary note to U.S. investors concerning estimates of reserves and resources: This press release and the documents referenced in this press release use the terms “reserve" and "mineral resource“, which are terms defined under Canadian National Instrument 43-101 and the Canadian Institute of Mining and Metallurgy Classification system. Such definitions differ from the definitions in U.S. Securities and Exchange Commission ("SEC") Industry Guide 7.  Under SEC Industry Guide 7 standards, a "final" or "bankable" feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.  Mineral resources are not mineral reserves and do not have demonstrated economic viability. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures.  The references to a “resource” in this press release and the documents referenced in this press release are not normally permitted under the rules of the SEC.  It cannot be assumed that all or any part of mineral deposits in any of the above categories will ever be upgraded to Guide 7 compliant reserves. Accordingly, disclosure in this press release and in the technical reports referenced in this press release may not be comparable to information from U.S. companies subject to the reporting and disclosure requirements of the SEC.